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                                                                     Exhibit 13

                         O2Micro International Limited

                                 CERTIFICATION

In connection with the annual report of O2Micro International Limited (the "Company") on Form 20-F for the period ended December 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), each of Sterling Du, Chief Executive Officer of the Company, and Perry Kuo, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of his knowledge:

    (1)the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

    (2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


Date: June 24, 2008                 By:  /s/ STERLING DU
                                         --------------------------------------
                                    Sterling Du
                                    Chief Executive Officer

Date: June 24, 2008                 By:  /s/ PERRY KUO
                                         --------------------------------------
                                    Perry Kuo
                                    Chief Financial Officer